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                                                                    EXHIBIT 23.3

                         INDEPENDENT PETROLEUM ENGINEERS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan, as amended, of Canaan Energy Corporation and in the related Prospectus, by incorporation by reference of the Annual Report on Form 10-K of Canaan Energy Corporation for the fiscal year ended December 31, 2001, of information with respect to the proved oil and gas reserves of Canaan Energy Corporation estimated by us as experts in petroleum engineering.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


Oklahoma City, Oklahoma
April 16, 2002